Exhibit 10.3

FIRST AMENDMENT TO CLASS B UNIT PURCHASE AGREEMENT

This FIRST AMENDMENT TO CLASS B UNIT PURCHASE AGREEMENT (this “Amendment”), dated as of August 9, 2012, is entered into by and between Cheniere Energy Partners, L.P., a Delaware limited partnership (the “Partnership”), and Cheniere Class B Units Holdings, LLC, a Delaware limited liability company (“Purchaser”). The above-named entities are sometimes referred to in this Amendment each as a “Party” and collectively as the “Parties.”

WHEREAS, the Partnership and Cheniere LNG Terminals, Inc. (as predecessor-in-interest to Purchaser), entered into that certain Class B Unit Purchase Agreement, dated as of May 14, 2012 (the “Subscription Agreement”) pursuant to which the Partnership agreed to sell to Purchaser up to 12,000,000 Class B Units, each representing a limited partner interest in the Partnership; and

WHEREAS, the CCTP Purchase Agreement is being amended and restated and the closing thereunder is anticipated to be postponed; and

WHEREAS, the Parties desire to amend certain provisions of the Subscription Agreement accordingly;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

1. Amendments.

(a) The first paragraph of the Subscription Agreement is hereby amended to replace the reference to “Section 14” with “Section 15”.

(b) Section 6(a)(ii) of the Subscription Agreement is hereby amended by substituting the following for the phrase “December 31, 2012 (the “Outside Date”)” appearing therein: “the date of the termination of the CCTP Purchase Agreement in accordance with its terms”.

(c) Section 15 of the Subscription Agreement is hereby amended by amending and restating in their entirety the definitions of “Amended Partnership Agreement”, “CCTP Purchase Agreement” and “Unit Purchase Agreement” appearing therein to read as follows:

“Amended Partnership Agreement” means the Third Amended and Restated Agreement of Limited Partnership of Cheniere Energy Partners, L.P., dated as August 9, 2012, as the same may be amended, restated or otherwise modified from time to time.

“CCTP Purchase Agreement” means that certain Amended and Restated Purchase and Sale Agreement, dated as of August 9, 2012, by and among Cheniere Pipeline Company, the Purchaser, the Partnership and Cheniere Energy, Inc., as the same may be amended, restated or otherwise modified from time to time.

“Unit Purchase Agreement” means the Unit Purchase Agreement, dated as of May 14, 2012, among the Partnership, Cheniere Energy, Inc. and Blackstone CQP Holdco LP, as the same may be amended, restated or otherwise modified from time to time.

2. Miscellaneous.

(a) Ratification. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Subscription Agreement and except as expressly modified and superseded by this Amendment, the terms and provisions of the Subscription Agreement are ratified and confirmed and shall continue in full force and effect. Each Party agrees that the Subscription Agreement, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with its terms.

(b) Severability. If any term of this Amendment is found to be invalid, illegal, or incapable of being enforced under applicable law or public policy, such term shall be deemed amended to the minimum extent possible to make such term valid, legal and enforceable, and if such term is not capable of being so amended, it shall be deemed excised from this Amendment, and the other terms and conditions of this Amendment shall remain in full force and effect so long as the economic or legal substance of the Transactions are not affected in any manner materially adverse to any Party.

(c) Governing Law. This Amendment will be governed by and construed in accordance with the laws of the State of Delaware applicable to contracts made and to be performed within the State of Delaware.

(d) Captions. The captions in this Amendment are for purposes of reference only and shall not limit or otherwise affect the interpretation hereof.

(e) Counterparts. This Amendment may be executed in counterparts and delivered by facsimile or portable document (“.pdf”) format, each of which shall be deemed an original, but all of which when taken together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Amendment as of the date first set forth above.

CHENIERE ENERGY PARTNERS, L.P.

By:	Cheniere Energy Partners GP, LLC, its General Partner

By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Senior Vice President and Chief Financial Officer

CHENIERE CLASS B UNITS HOLDINGS, LLC

By:	/s/ Meg A. Gentle
Name: Meg A. Gentle
Title: Chief Financial Officer

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